AGREEMENT AND PLAN OF REORGANIZATION


          THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made this 24th day of December, 2001, among Bethurum Laboratories, Ltd., a corporation organized under the laws of the British Virgin Islands ("Bethurum"); Global Starlink Group, Inc., a corporation organized under the laws of the Cayman Islands, British West Indies ("GSL"); and Allstate Development Ltd., a Hong Kong business entity that is the sole GSL stockholder (the "GSL Stockholder"), as listed on Exhibit A hereto;

                          WITNESSETH:
                            RECITALS

          WHEREAS, the respective Boards of Directors of Bethurum and GSL have adopted resolutions pursuant to which Bethurum shall acquire and the GSL Stockholder shall exchange 100% of the outstanding common stock of GSL; and

          WHEREAS, the sole consideration for 100% of the outstanding common stock of GSL shall be the exchange shares of no par value common stock of Bethurum (which shares are all "restricted securities" as defined in Rule 144 of the Securities and Exchange Commission) as outlined in Exhibit A; and

          WHEREAS, the GSL Stockholder shall acquire in exchange such "restricted securities" of Bethurum in a reorganization within the meaning of
Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended, and/or any other "tax free" exemptions thereunder that may be available for this exchange, if and only to the extent that the Internal Revenue Code applies to this Agreement and the transactions contemplated thereby ;

           NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, it is agreed:

                           Section 1

                       Exchange of Stock

          1.1 Transfer and Number of Shares. The GSL Stockholder agrees to transfer to Bethurum at the closing (the "Closing") 100% of the outstanding common stock of GSL listed in Exhibit A, which is attached hereto and incorporated herein by reference (the "GSL Shares"), in exchange for 30,400,000 shares of common stock of Bethurum, as outlined in Exhibit A. At the Closing, there will be 32,000,750 post-Agreement outstanding shares of common stock of the reorganized Bethurum, which takes into account the cancellation of 1,700,000 shares of Bethurum's pre-Agreement outstanding common stock held in the name of Benchmark Merchant Partners, LLP as outlined in Section 1.5 hereof.

          1.2 Exchange of Certificates by GSL Stockholder. The transfer of the GSL Shares shall be effected by the delivery to Bethurum at the Closing of a stock certificate or certificates duly endorsed in blank or accompanied by stock powers executed in blank with all signatures witnessed or guaranteed to the satisfaction of Bethurum and with all necessary transfer taxes and other revenue stamps affixed and acquired at the GSL Stockholder's expense.

          1.3 Further Assurances. At the Closing and from time to time thereafter, the GSL Stockholder shall execute such additional instruments and take such other action as Bethurum may request in order to exchange and transfer clear title and ownership in the GSL Shares to Bethurum.

          1.4 Reverse Split of Post-Agreement Outstanding Bethurum Common Stock and Increase in Capitalization. Within 45 days of the Closing, the reorganized Bethurum shall have approved: (i) a reverse split of Bethurum's outstanding common stock on a basis of one share for four shares; and (ii) an increase in Bethurum's authorized capital from 100,000,000 shares of common stock to 1,000,000,000 shares of common stock.

          1.5  Cancellation of Shares in the Name of Benchmark Merchant
Partners, LLP.   Prior to Closing, Bethurum was required to have met all
conditions for the cancellation of 1,700,000 shares of its outstanding common stock held in the name of Benchmark Merchant Partners, LLP. These shares were canceled on the books and records of Bethurum's transfer agent, American Registrar & Transfer Co., on or about November 30, 2001.

          1.6 Resignations of Present Directors and Executive Officers and Designation of New Directors and Executive Officers. On Closing, the present directors and executive officers of Bethurum shall designate the directors and executive officers nominated by the GSL Stockholder to serve in their place and stead, until the next respective annual meetings of the stockholders and the Board of Directors of the reorganized Bethurum, and until their respective successors shall be elected and qualified or until their respective prior resignations or terminations, who shall be: Mai Wong, Director; Luis Chang, Director, President and CEO; and Murray Findley, Director, Vice President and Secretary; and then, the current directors and executive officers shall resign, in seriatim.

          1.7 Change of Name. At or simultaneous to the Closing, the Board of Directors of Bethurum shall adopt the resolutions necessary to amend Bethurum's Articles of Association to change Bethurum's name to "GSL Group, Inc."

          1.8 Assets and Liabilities of Bethurum at Closing. Bethurum shall have no assets at Closing; and with the exception of the liabilities referenced in Section 1.9, no liabilities at Closing, and all costs incurred by Bethurum incident to the Agreement shall have been paid or satisfied.

          1.9 Outstanding Secured Promissory Notes, Approval and Non-Contestability. Bethurum is indebted to William A. Silvey, Jr. and W. Scott Thompson for the aggregate sum of $350,000, as evidenced by Exhibit B (a Promissory Note in the amount of $175,000 payable to the order of Mr. Silvey); and Exhibit B-1 (a Promissory Note in the amount of $175,000 payable to the order of Mr. Thompson). GSL and the GSL Stockholder hereby (i) approve and agree not to contest the Promissory Notes in any manner whatsoever singly or on behalf of Bethurum; (ii) to cause Bethurum to pay these Promissory Notes in accordance with their terms, and if not paid when due, to assume and guarantee all obligations of Bethurum under these Promissory Notes and to pay the entire balance due thereunder within 10 days after any such default; and (iii) to reserve or cause to be reserved by Bethurum a sufficient number of shares of common voting stock of Bethurum from its authorized capital for issuance to Messrs. Silvey and Thompson so that in the event of any default and foreclosure on the Promissory Notes, that Messrs. Silvey and Thompson can collectively be issued an amount of common voting stock of Bethurum that will then represent not less than 51% of the post-Agreement outstanding voting securities of Bethurum which is one of the options on default provided for in the Promissory Notes, and in the event that this default option is applicable, then to indemnify and hold Bethurum harmless from and against any and all liabilities that were incurred by Bethurum from the Closing of this Agreement to the finalization of any such foreclosure under the said Promissory Notes.

              1.10 No Reverse Splits for a Period of Three Years. Except as provided in Section 1.4 hereof, the reorganized Bethurum shall not reverse split its post-Agreement outstanding common stock for a period of three years from the Closing without the prior unanimous written consent of the current Board of Directors of Bethurum, and in the event any reverse split is effected during that period without such prior written consent, all pre-Agreement common stockholders of Bethurum who are also still stockholders of Bethurum shall be immediately issued without further consideration additional shares of Bethurum common stock so that the reverse split will have had no effect on the number of their pre-reverse split shares of Bethurum common stock that are still owned by any of such persons.

                     1.11 Limitations on other Registration Statements on Forms S-8 or S-3 of the Securities and Exchange Commission. No registration statements on Forms S-8 or S-3 of the Securities and Exchange Commission shall be filed by the reorganized Bethurum for a period of three years from the Closing to issue more than 10%, per year, of the then outstanding shares of Bethurum common stock without the prior unanimous written consent of the current Board of Directors of Bethurum.

              1.12 Present Outstanding Securities of Bethurum and Acceptance of Opinions of Counsel. GSL shall not contest the validity of any of the presently outstanding shares of Bethurum common stock; and GSL, subject to concurrence by its legal counsel with any such opinion, agrees to accept opinions covering the resale of any of the Bethurum securities in accordance with Rule 144 of the Securities and Exchange Commission from Leonard W. Burningham, Esq. or Branden T. Burningham, Esq., provided that all of the terms and provisions of Rule 144 have been or are intended to be complied with by any selling stockholder relying on Rule 144 for whom any such opinion has been rendered.

              1.13 Condition Precedent to the Closing. The GSL Stockholder and GSL shall have provided Bethurum with satisfactory evidence that GSL has acquired all of the outstanding securities of Coast Drapery Service, Inc., a Nevada corporation ("Coast Drapery"), free and clear of any liens or encumbrances of any type or nature whatsoever, and that all of the outstanding shares of Coast Drapery have been delivered to GSL, free and clear of any liens or encumbrances whatsoever.

              1.14 Closing. This Agreement will be deemed to be completed on the execution and delivery of the Agreement by the sole GSL Stockholder.

                            Section 2

                             Closing

          The Closing contemplated by Section 1 shall be held at the offices of Leonard W. Burningham, Esq., Suite 205 Hermes Building, 455 East 500 South, Salt Lake City, Utah 84111, on or before ten days following the execution and delivery of this Agreement, unless another place or time is agreed upon in writing by the parties. The Closing may also be accomplished by wire, express mail or other courier service, conference telephone communications or as otherwise agreed by the respective parties or their duly authorized representatives.

                                                          Section 3

            Representations and Warranties of Bethurum

          Bethurum represents and warrants to, and covenants with, the GSL Stockholder and GSL as follows:

          3.1 Corporate Status; Compliance with Securities Laws. Bethurum is a corporation duly organized, validly existing and in good standing under the laws of the British Virgin Islands and is licensed or qualified as a foreign corporation in all jurisdictions in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary. Bethurum is a publicly-held company, having previously and lawfully offered and sold a portion of its securities in accordance with applicable United States federal and state securities laws, rules and regulations; and Bethurum is not in violation of any such securities laws, rules or regulations. Bethurum's common stock is quoted on the OTC Bulletin Board of the National Association of Securities Dealers, Inc. (the "NASD") under the symbol "BTRU," though there no "established trading market" for these securities.

          3.2 Capitalization. The current pre-Agreement authorized capital stock of Bethurum consists of 100,000,000 shares of no par value common voting stock, of which 1,600,750 shares are issued and outstanding, all fully paid and non-assessable. Except as otherwise provided herein, there are no outstanding options, warrants or calls pursuant to which any person has the right to purchase any authorized and unissued common or other securities of Bethurum.

          3.3 Financial Statements. The financial statements of Bethurum furnished to the GSL Stockholder and GSL, consisting of audited financial statements for the years ended December 31, 2000 and 1999, and unaudited financial statements for the period ended September 30, 2001, attached hereto as Exhibits C and C-1 and incorporated herein by reference, are correct and fairly present the financial condition of Bethurum at such dates and for the periods involved; such statements were prepared in accordance with generally accepted accounting principles consistently applied, and no material change has occurred in the matters disclosed therein, except as indicated in Exhibit D, which is attached hereto and incorporated herein by reference. Such financial statements do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

          3.4 Undisclosed Liabilities. Bethurum has no liabilities of any nature except to the extent reflected or reserved against in its balance sheets, whether accrued, absolute, contingent or otherwise, including, without limitation, tax liabilities and interest due or to become due, except as set forth in Exhibit D and Section 1.9 hereof.

          3.5 Interim Changes. Since the dates of its balance sheets, except as set forth in Exhibit D and Section 1.9 hereof, there have been no
(i) changes in financial condition, assets, liabilities or business of Bethurum which, in the aggregate, have been materially adverse; (ii) damages, destruction or losses of or to property of Bethurum, payments of any dividend or other distribution in respect of any class of stock of Bethurum, or any direct or indirect redemption, purchase or other acquisition of any class of any such stock; or (iii) increases paid or agreed to in the compensation, retirement benefits or other commitments to its employees.

          3.6 Title to Property. Bethurum has good and marketable title to all properties and assets, real and personal, reflected in its balance sheets, and the properties and assets of Bethurum are subject to no mortgage, pledge, lien or encumbrance, except for liens shown therein or in Exhibit D, with respect to which no default exists.

          3.7  Litigation.   There is no litigation or proceeding pending, or
to the knowledge of Bethurum, threatened, against or relating to Bethurum, its properties or business, except as set forth in Exhibit D. Further, no officer, director or person who may be deemed to be an "affiliate" of Bethurum is party to any material legal proceeding which could have an adverse effect on Bethurum (financial or otherwise), and none is party to any action or proceeding wherein any has an interest adverse to Bethurum.

          3.8 Books and Records. From the date of this Agreement to the Closing, Bethurum will (i) give to the GSL Stockholder and GSL or their respective representatives full access during normal business hours to all of Bethurum's offices, books, records, contracts and other corporate documents and properties so that they or their respective representatives may inspect and audit them; and (ii) furnish such information concerning the properties and affairs of Bethurum as they or their respective representatives may reasonably request.

          3.9  Tax Returns.   Bethurum has filed all United States federal
and state income or franchise tax returns required to have been filed by its predecessor, Bethurum Laboratories, Inc., a Utah corporation; and all similar filings required under the laws of the British Virgin Islands have been also been filed.

          3.10  Confidentiality.   Until the Closing (and thereafter if
there is no Closing), Bethurum and its representatives will keep confidential any information which they obtain from the GSL Stockholder or from GSL concerning the properties, assets and business of GSL. If the transactions contemplated by this Agreement are not consummated by December 31, 2001, Bethurum will return to GSL all written matter with respect to GSL obtained by Bethurum in connection with the negotiation or consummation of this Agreement.

          3.11 Corporate Authority. Bethurum has full corporate power and authority to enter into this Agreement and to carry out its obligations hereunder and will deliver to the GSL Stockholder and GSL or their respective representatives at the Closing a certified copy of resolutions of its Board of Directors authorizing execution of this Agreement by Bethurum's officers and performance thereunder, and that the directors adopting and delivering such resolutions are the duly elected and incumbent directors of Bethurum.

              3.12 Due Authorization. Execution of this Agreement and performance by Bethurum hereunder have been duly authorized by all requisite corporate action on the part of Bethurum, and this Agreement constitutes a valid and binding obligation of Bethurum and performance hereunder will not violate any provision of the Articles of Association or other Charter documents, Bylaws, agreements, mortgages or other commitments of Bethurum, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application now or hereafter in effect relating to or affecting the enforcement of creditors' right generally and the application of general equitable principles in any action, legal or equitable.

              3.13 Environmental Matters. Bethurum has no knowledge of any assertion by any governmental agency or other regulatory authority of any environmental lien, action or proceeding, or of any cause for any such lien, action or proceeding related to the business operations of Bethurum. In addition, to the best knowledge of Bethurum, there are no substances or conditions which may support a claim or cause of action against Bethurum or any of Bethurum' current or former officers, directors, agents or employees, whether by a governmental agency or body, private party or individual, under any Hazardous Materials Regulations. "Hazardous Materials" means any oil or petrochemical products, PCB's, asbestos, urea formaldehyde, flammable explosives, radioactive materials, solid or hazardous wastes, chemicals, toxic substances or related materials, including, without limitation, any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials" or "toxic substances" under any applicable federal or state laws or regulations. "Hazardous Materials Regulations" means any regulations governing the use, generation, handling, storage, treatment, disposal or release of hazardous materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act and the Federal Water Pollution Control Act.

              3.14  Access to Information Regarding GSL.   Bethurum
acknowledges that it has been delivered copies of what has been represented to be documentation containing all material information respecting GSL (including its wholly-owned subsidiary, Coast Drapery), and GSL's present and contemplated business operations, potential acquisitions, management and other factors; that it has had a reasonable opportunity to review such documentation and discuss it, to the extent desired, with its legal counsel, directors and executive officers; that it has had, to the extent desired, the opportunity to ask questions of and receive responses from the directors and executive officers of GSL, and with the legal and accounting firms of GSL, with respect to such documentation; and that to the extent requested, all questions raised have been answered to Bethurum's complete satisfaction.

                               Section 4

        Representations, Warranties and Covenants of GSL, the GSL Stockholder and Coast Drapery, a Wholly- Owned Subsidiary of
                               GSL


          GSL, the GSL Stockholder and Coast Drapery represent and warrant to, and covenant with, Bethurum as follows:

          4.1 Ownership of GSL. The GSL Stockholder owns the GSL Shares free and clear of any liens or encumbrances of any type or nature whatsoever, and has full right, power and authority to convey the GSL Shares that are owned by it without qualification.

          4.2 Ownership of Coast Drapery. GSL owns 100% of the Coast Drapery shares free and clear of any liens or encumbrances of any type or nature whatsoever, and has full right, power and authority to convey the Coast Drapery shares that it owns without qualification.

          4.3 Corporate Status of GSL. GSL is a corporation duly organized, validly existing and in good standing under the laws of the Cayman Islands, British West Indies, and is licensed or qualified as a foreign corporation in all jurisdictions or foreign countries and provinces in which the nature of GSL's business or the character or ownership of GSL properties makes such licensing or qualification necessary. It has one subsidiary that is wholly-owned, Coast Drapery.

          4.4  Corporate Status of Coast Drapery.   Coast Drapery is a
corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, United States, and is licensed or qualified as a foreign corporation in all states of the United States or foreign countries and provinces in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.

          4.5 Capitalization of GSL. The authorized capital stock of GSL consists of 50,000 shares of common stock, $1.00 par value per share, of which one (1) share is issued and outstanding, and which is fully paid and non-assessable. Except for an option with no expiration date to acquire 250,000 shares of GSL common stock at $1.00 per share that was granted to Sobel Westex, a Nevada corporation ("Sobel"), from which the GSL Stockholder acquired Coast Drapery prior to its acquisition by GSL, there are no outstanding options, warrants or calls pursuant to which any person has the right to purchase any authorized and unissued common or other securities of GSL.

          4.6 Capitalization of Coast Drapery. The authorized capital stock of Coast Drapery consists of 2,500 shares of common stock, no par value per share, of which 100 shares are issued and outstanding, all fully paid and non-assessable. Except as provided herein, there are no outstanding options, warrants or calls pursuant to which any person has the right to purchase any authorized and unissued common or other securities of Coast Drapery.

          4.7 Financial Statements. The financial statements of GSL, which consist solely of the financial statements of Coast Drapery furnished to Bethurum, consisting of an unaudited compiled balance sheet and income statement for the period ended March 31, 2001, attached hereto as Exhibit E and incorporated herein by reference, are correct and fairly present the combined financial condition of GSL and Coast Drapery as of these dates and for the periods involved; such statements were prepared in accordance with generally accepted accounting principles consistently applied, and no material change has occurred in the matters disclosed therein, except as indicated in Exhibit F, which is attached hereto and incorporated herein by reference. These financial statements do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

          4.8 Undisclosed Liabilities of GSL. GSL has no material liabilities of any nature except to the extent reflected or reserved against in the Coast Drapery balance sheet, whether accrued, absolute, contingent or otherwise, including, without limitation, tax liabilities and interest due or to become due, except as set forth in Exhibit F.

          4.9 Undisclosed Liabilities of Coast Drapery. Coast Drapery has no material liabilities of any nature except to the extent reflected or reserved against in its balance sheet, whether accrued, absolute, contingent or otherwise, including, without limitation, tax liabilities and interest due or to become due, except as set forth in Exhibit F.

               4.10 Interim Changes of GSL. Since the dates of its balance sheet, except as set forth in Exhibit F, there have been no (i) changes in the financial condition, assets, liabilities or business of GSL, which in the aggregate, have been materially adverse; (ii) damages, destruction or loss of or to the property of GSL, payment of any dividend or other distribution in respect of the capital stock of GSL, or any direct or indirect redemption, purchase or other acquisition of any such stock; or (iii) increases paid or agreed to in the compensation, retirement benefits or other commitments to their employees.

               4.11 Interim Changes of Coast Drapery. Since the dates of its balance sheet, except as set forth in Exhibit F, there have been no (i) changes in the financial condition, assets, liabilities or business of Coast Drapery, which in the aggregate, have been materially adverse; (ii) damages, destruction or loss of or to the property of Coast Drapery, payment of any dividend or other distribution in respect of the capital stock of Coast Drapery, or any direct or indirect redemption, purchase or other acquisition of any such stock; or (iii) increases paid or agreed to in the compensation, retirement benefits or other commitments to their employees.

               4.12 Title to Property of GSL. GSL has good and marketable title to all properties and assets, real and personal, proprietary or otherwise, reflected in the Coast Drapery balance sheet, and the properties and assets of GSL are subject to no mortgage, pledge, lien or encumbrance, except as reflected in the balance sheet or in Exhibit F, with respect to which no default exists.

               4.13 Title to Property of Coast Drapery. Coast Drapery has good and marketable title to all properties and assets, real and personal, proprietary or otherwise, reflected in its balance sheet, and the properties and assets of Coast Drapery are subject to no mortgage, pledge, lien or encumbrance, except as reflected in the trial balance sheet or in Exhibit F, with respect to which no default exists.

               4.14 Litigation of GSL. There is no litigation or proceeding pending, or to the knowledge of GSL, threatened, against or relating to GSL or its properties or business, except as set forth in Exhibit F. Further, no officer, director or person who may be deemed to be an affiliate of GSL is party to any material legal proceeding which could have an adverse effect on GSL (financial or otherwise), and none is party to any action or proceeding wherein any has an interest adverse to GSL.

               4.15 Litigation of Coast Drapery. There is no litigation or proceeding pending, or to the knowledge of Coast Drapery, threatened, against or relating to Coast Drapery or its properties or business, except as set forth in Exhibit F. Further, no officer, director or person who may be deemed to be an affiliate of Coast Drapery is party to any material legal proceeding which could have an adverse effect on Coast Drapery (financial or otherwise), and none is party to any action or proceeding wherein any has an interest adverse to Coast Drapery.

              4.16 Books and Records of GSL. From the date of this Agreement to the Closing, the GSL Stockholder will cause GSL to (i) give to Bethurum and its representatives full access during normal business hours to all of its offices, books, records, contracts and other corporate documents and properties so that Bethurum may inspect and audit them; and (ii) furnish such information concerning the properties and affairs of GSL as Bethurum may reasonably request.

              4.17 Books and Records of Coast Drapery. From the date of this Agreement to the Closing, the Coast Drapery will (1) give to Bethurum and its representatives full access during normal business hours to all of its offices, books, records, contracts and other corporate documents and properties so that Bethurum may inspect and audit them; and (2) furnish such information concerning the properties and affairs of Coast Drapery as Bethurum may reasonably request.

               4.18 Tax Returns of GSL.   GSL has filed all income or
franchise tax returns required to be filed or has received currently effective extensions of the required filing dates.

               4.19 Tax Returns of Coast Drapery. Coast Drapery has filed all United States federal and state income or franchise tax returns required to be filed or has received currently effective extensions of the required filing dates.

               4.20 Confidentiality.   Until the Closing (and continuously if
there is no Closing), GSL, the GSL Stockholder and Coast Drapery will keep confidential any information which they obtain from Bethurum concerning its properties, assets and business. If the transactions contemplated by this Agreement are not consummated by December 31, 2001, GSL and the GSL Stockholder will return to Bethurum all written matter with respect to Bethurum obtained by them in connection with the negotiation or consummation of this Agreement.

               4.21 Investment Intent. The GSL Stockholder is acquiring the securities to be exchanged and delivered to it under this Agreement for investment and not with a view to the sale or distribution thereof, and it has no commitment or present intention to sell or distribute the Bethurum
securities to be received hereunder.   The GSL Stockholder shall execute and
deliver to Bethurum on the Closing an Investment Letter attached hereto as Exhibit G and incorporated herein by reference.

               4.22 Corporate Authority of GSL. GSL and the GSL Stockholder have full corporate power and authority to enter into this Agreement and to carry out their obligations hereunder and will deliver to Bethurum or its representative at the Closing a certified copies of resolutions of their Boards of Directors authorizing execution of this Agreement by their officers and performance thereunder.

              4.23 Due Authorization. Execution of this Agreement and performance by GSL and the GSL Stockholder hereunder have been duly authorized by all requisite corporate action on the part of GSL and the GSL Stockholder, and this Agreement constitutes a valid and binding obligation of GSL and the GSL Stockholder and performance hereunder will not violate any provision of the Articles of Incorporation or other Charter documents, Bylaws, agreements, mortgages or other commitments of GSL or the GSL Stockholder, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application now or hereafter in effect relating to or affecting the enforcement of creditors' right generally and the application of general equitable principles in any action, legal or equitable.

               4.24 Environmental Matters. GSL has no knowledge of any assertion by any governmental agency or other regulatory authority of any environmental lien, action or proceeding, or of any cause for any such lien, action or proceeding related to the business operations of GSL or its predecessors. In addition, to the best knowledge of GSL, there are no substances or conditions which may support a claim or cause of action against GSL or any of its current or former officers, directors, agents, employees or predecessors, whether by a governmental agency or body, private party or individual, under any Hazardous Materials Regulations. "Hazardous Materials" means any oil or petrochemical products, PCB's, asbestos, urea formaldehyde, flammable explosives, radioactive materials, solid or hazardous wastes, chemicals, toxic substances or related materials, including, without limitation, any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," " hazardous materials" or "toxic substances" under any applicable federal or state laws or regulations. "Hazardous Materials Regulations" means any regulations governing the use, generation, handling, storage, treatment, disposal or release of hazardous materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act and the Federal Water Pollution Control Act.

               4.25 Access to Information Regarding Bethurum. GSL and the GSL Stockholder acknowledge that they have been delivered copies of what has been represented to be documentation containing all material information respecting Bethurum and its present and contemplated business operations, potential acquisitions, management and other factors, by delivery to them and/or by access to such information in the EDGAR Archives of the Securities and Exchange Commission at www.sec.gov; that they have had a reasonable opportunity to review such documentation and to discuss it, to the extent desired, with their legal counsel, directors and executive officers; that they have had, to the extent desired, the opportunity to ask questions of and receive responses from the sole director and executive officer of Bethurum, and with the legal and accounting firms of Bethurum, with respect to such documentation; and that to the extent requested, all questions raised have been answered to their complete satisfaction.

                             Section 5

            Conditions Precedent to Obligations of GSL
                     and the GSL Stockholder

All obligations of GSL and the GSL Stockholder under this Agreement are subject, at their option, to the fulfillment, before or at the Closing, of each of the following conditions:

          5.1 Representations and Warranties True at Closing. The representations and warranties of Bethurum contained in this Agreement shall be deemed to have been made again at and as of the Closing and shall then be true in all material respects and shall survive the Closing.

          5.2  Due Performance.   Bethurum shall have performed and complied
with all of the terms and conditions required by this Agreement to be performed or complied with by it before the Closing.

          5.3 Officers' Certificate. GSL shall have been furnished with a certificate signed by the President of Bethurum, in such capacity, attached hereto as Exhibit H and incorporated herein by reference, dated as of the Closing, certifying (i) that all representations and warranties of Bethurum contained herein are true and correct; and (ii) that since the date of the financial statements (Exhibits C and C-1 hereto), there has been no material adverse change in the financial condition, business or properties of Bethurum, taken as a whole.

          5.4 Assets and Liabilities of Bethurum. Unless otherwise agreed, Bethurum shall have no assets and no liabilities at Closing, and all costs, expenses and fees incident to the Agreement shall have been paid, except as set forth in Exhibit D and Section 1.9.

          5.5 Resignations of Present Directors and Executive Officers and Designation of New Directors and Executive Officers. At or simultaneous with the Closing, corporate resolutions of Bethurum shall have adopted all action necessary to accomplish the resignation of Bethurum's directors and executive officers and the designation of the nominees of the GSL Stockholder to the Board of Directors and to serve as officers as outlined in Section 1.6 hereof.

          5.6 Change of Name and Capitalization. At or simultaneous to the Closing of this Agreement, the Board of Directors of Bethurum shall change its name to "GSL Group, Inc."; and within 45 days of Closing, the reverse split and changes to the capitalization of Bethurum outlined in Section 1.4 shall have been completed.

                             Section 6

         Conditions Precedent to Obligations of Bethurum

          All obligations of Bethurum under this Agreement are subject, at Bethurum's option, to the fulfillment, before or at the Closing, of each of the following conditions:

          6.1 Representations and Warranties True at Closing. The representations and warranties of GSL, the GSL Stockholder and Coast Drapery contained in this Agreement shall be deemed to have been made again at and as of the Closing and shall then be true in all material respects and shall survive the Closing.

          6.2 Due Performance. GSL and the GSL Stockholder shall have performed and complied with all of the terms and conditions required by this Agreement to be performed or complied with by them before the Closing.

          6.3 Officers' Certificate. Bethurum shall have been furnished with a certificate signed by the President of GSL, in such capacity, attached hereto as Exhibit I and incorporated herein by reference, dated as of the Closing, certifying (i) that all representations and warranties of GSL and the GSL Stockholder contained herein are true and correct; and (ii) that since the date of the financial statements (Exhibit E), there has been no material adverse change in the financial condition, business or properties of GSL, taken as a whole.

          6.4 Books and Records. The GSL Stockholder or the Board of Directors of GSL shall have caused GSL to make available all books and records of GSL, including minute books and stock transfer records; provided, however, only to the extent requested in writing by Bethurum at Closing.

          6.5 Compliance With Specific Conditions of Section 1. All of the requirements of Section 1.9 are conditions precedent to the Closing of this Agreement and obligations of Bethurum hereunder, and must be fully satisfied at or prior to the Closing; and Sections 1.10, 1.11 and 1.12 are conditions subsequent that the current members of the Board of Directors of Bethurum may obtain specific performance of in the event of default in any of the matters covered thereby, along with the default provisions of Exhibits B and B-1 that are outlined in Section 1.9.

          6.6 Stockholder's Consent. The sole stockholder of the outstanding GSL Shares shall have executed and delivered the Agreement.

                             Section 7

                            Termination
          Prior to Closing, this Agreement may be terminated (1) by mutual consent in writing; (2) by either the directors of Bethurum or GSL if there has been a material misrepresentation or material breach of any warranty or covenant by the other party; or (3) by either the directors of Bethurum or GSL and the GSL Stockholder, if the Closing shall not have taken place, unless adjourned to a later date by mutual consent in writing, by the date fixed in
Section 2.

                             Section 8

                        General Provisions

          8.1 Further Assurances. At any time, and from time to time, after the Closing, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

          8.2  Waiver.   Any failure on the part of any party hereto to comply
with any its or their obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

          8.3 Brokers. Each party represents to the other parties hereunder that no broker or finder has acted for it in connection with this Agreement, and agrees to indemnify and hold harmless the other parties against any fee, loss or expense arising out of claims by brokers or finders employed or alleged to have been employed by he/she/it.

          8.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class registered or certified mail, return receipt requested, as follows:

               If to Bethurum:          6371 Richmond Avenue, Suite 200
                                        Houston, Texas 77057

               With a copy to:          Leonard W. Burningham, Esq.
                                        455 East 500 South, #205
                                        Salt Lake City, Utah 84111

               If to GSL:               Scotia Centre, 4th Floor
                                        P. O. box 2804
                                        George Town, Grand Cayman
                                        Cayman Islands, British West Indies

               With a copy to:          Christopher H. Dieterich, Esq.
                                        Dieterich & Associates
                                        11300 W. Olympic Boulevard, Suite 800
                                        Los Angeles, California 90064

               If to the GSL            c/o Mai Wong
               Stockholder:             17F/D Lok Moon Mansion
                                        39-41 Queen's Road
                                        East Wanchi, Hong Kong

          8.5 Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation or communication, whether oral or written, between the parties hereto relating to the transactions contemplated herein or the subject matter hereof.

          8.6 Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          8.7 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the British Virgin Islands, except to the extent that it is preempted by United States law or the laws of any state of the United States, in which event (and to that extent only), United States or such state law shall govern. Any actions permitted hereunder that are not governed by the laws of the British Virgin Islands shall be brought in the State of Texas in the county in which the present principal executive offices of Bethurum are situated only.

          8.8 Assignment. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

          8.9  Counterparts.   This Agreement may be executed simultaneously
in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               8.10 Default. In the event of any default hereunder, the prevailing party in any action to enforce the terms and provisions hereof shall be entitled to recover reasonable attorney's fees and related costs.

          IN WITNESS WHEREOF, the parties have executed this Agreement and Plan of Reorganization effective the latest date hereof.

                                        BETHURUM LABORATORIES, LTD.


 Date: 12/20/01                         By/s/William A. Silvey, Jr.
                                        William A. Silvey, Jr., President


                                        GLOBAL STARLINK GROUP, INC.


 Date: 12/21/01                         By/s/Mai Wong
                                        Mai Wong, Chairman


                                        THE GSL STOCKHOLDER
                                        ALLSTATE DEVELOPMENT LTD.


Dare: 12/21/01                          By/s/Mai Wong
                                        Mai Wong, Chairman

                            EXHIBIT A


                                             Number of Shares of
                         Number of Shares              Bethurum
                             Owned of                  to be
      Name                             GSL            Received in Exchange


Allstate Development Ltd.              1               30,400,000
Scotia Centre, 4th Floor
P. O. Box 2804
George Town, Grand Cayman
Cayman Islands, British West Indies

                            EXHIBIT B


                        PROMISSORY NOTE


FOR VALUE RECEIVED, the undersigned, Bethurum Laboratories, Ltd. ("BTRU") jointly and severally promise to pay to the order of William A. Silvey, Jr.("Silvey" or "Holder") the sum of ONE-HUNDRED SEVENTY-FIVE THOUSAND U.S. Dollars ($175,000 usd). Said sum shall be paid in the manner following:

  1. Payment in certified or readily available funds of $25,000 usd to be deposited in the trust account of Leonard W. Burningham, Esq. on or before close of business, 5:00 PM Pacific Standard Time, December 31, 2001, which shall be in turn paid by Leonard W. Burningham, Esq., Trustee, to the designees of BTRU, solely as directed by William A. Silvey, Jr.

  2. Payment in certified or readily available funds of $75,000 usd to be deposited in the trust account of Leonard W. Burningham, Esq. on or before close of business, 5:00 PM Pacific Standard Time, March 1, 2002, which shall be in turn paid by Leonard W. Burningham, Esq., Trustee, to the designees of BTRU, solely as directed by William A. Silvey, Jr.

  3. Payment in certified or readily available funds of $75,000 usd to be deposited in the trust account of Leonard W. Burningham, Esq. on or before close of business, 5:00 PM Pacific Standard Time, June 1, 2002, which shall be in turn paid by Leonard W. Burningham, Esq., Trustee, to the designees of BTRU, solely as directed by William A. Silvey, Jr.

All payments shall be first applied to principal.

This note may be prepaid, at any time, in whole or in part, without penalty.

This Promissory Note can be assigned as directed by William A. Silvey, Jr. upon closing of the Agreement and Plan of Reorganization among and between Global Starlink Holdings, Inc., a Cayman Islands, BWI corporation ("GSL"), the GSL sole stockholder, Allstate Development Ltd., a Hong Kong business entity (the "GSL Stockholder"), and BTRU (the "Plan").

Th Promissory Note obligation can be assumed with the mutual consent of BTRU and William A. Silvey, Jr. of Bethurum. Such consent shall not be unreasonably withheld.

This note shall at the option of any holder hereof be immediately due and payable upon the occurrence of any of the following:

  1. Failure to make any payment due hereunder within 10 days of its due date.

  2. Breach of any condition of any security interest, mortgage, pledge agreement or guarantee granted as collateral security for this note.

  3. Breach of any condition of any security agreement or mortgage, if any, having a priority over any security agreement or mortgage on collateral granted, in whole or in part, as collateral security for this note.

  4. Upon the death, dissolution or liquidation of any of the undersigned, or any endorser, guarantor or surety hereto.

  5. Upon the filing be any of the undersigned of an assignment for the benefit of creditors, bankruptcy, or for relief under any provisions of the Bankruptcy Code; or by suffering an involuntary petition in bankruptcy or receivership not vacated within thirty days.

In the event BTRU fails to make a timely scheduled payment to Silvey, BTRU shall pay liquidated damages of $15,000 which shall be payable with the next scheduled payment. In the event BTRU misses a second consecutive payment, Silvey shall have the right to foreclose on BTRU or to receive additional liquidated damages from BTRU in the amount of $30,000. In the event that the current Board of Directors of BTRU forecloses on BTRU, the current Board of Directors shall receive the greater of (i)(a) the number of shares outstanding less 1,600,750 shares multiplied by (b) payments made by BTRU divided by $500,000 or (ii) shares consisting of 51% of the issued and outstanding shares of BTRU whichever is greater.

The $175,000 shall pay Silvey (i) non-accountable expenses including but not limited to, costs accrued in the reinstatement and maintenance of the BTRU's corpus; any and all outstanding obligations of BTRU pre-Plan, legal, accounting, management and other professional fees and costs incurred by BTRU pursuant to the Plan determined by the current Board of Directors in its sole discretion, (ii) BTRU's current Board of Directors for their representations, warranties, and indemnifications, as to BTRU having no material liabilities, parenthetical, contingent or real at Closing of the Agreement and Plan of Reorganization among and between BTRU and GSL and the GSL Stockholder.

If is understood by the Parties that Leonard W. Burningham, Esq. shall nave no liability by reason of acting as Escrow Agent except for acts of malfeasance or intentional wrongdoing and will act only in good faith and pursuant to the written instructions of the current Board of Directors of BTRU.

In the event this note shall be in default, and placed with an attorney for collection, then the undersigned agree to pay all reasonable attorney fees and costs of collection. Payments not made within five days of due date shall be subject to a late charge of ten percent (10%) of said payment. All payments hereunder shall be made to such address as may from time to time be designated by any holder hereof.

The undersigned and all other parties to this note, whether as endorsers, guarantors or sureties, agree to remain fully bound hereunder until this note shall be fully paid and waive demand, presentment and protest and all notices thereto, and further agree to remain bound, notwithstanding any extension, modification, waiver, or other indulgence by any holder or upon the discharge or release of any obligor hereunder or to this note, or upon the exchange, substitution, or release of any collateral granted as security for this note. No modification or indulgence by any holder hereof shall be binding unless in writing; and any indulgence on any one occasion shall not be an indulgence for any other of future occasion. Any modification or change of terms, hereunder granted by any holder hereof, shall be valid and binding upon each of the undersigned, notwithstanding the acknowledgment of any of the undersigned, and each of the undersigned does hereby irrevocably grant to each of the others a power of attorney to enter into any such modification on their behalf. The rights of any holder hereof shall be cumulative and not necessarily successive.
This note shall take effect as a sealed instrument and shall be construed, governed and enforced in accordance with the laws of the State of Utah.

                                 Undersigned,
                                 BETHURUM LABORATORIES, LTD.



     Dated: 12/20/01                    /S/W. A. Silvey, Jr.
                                 By:W. A. Silvey, Jr. President

                           EXHIBIT B-1


                         PROMISSORY NOTE


FOR VALUE RECEIVED, the undersigned, Bethurum Laboratories, Ltd. ("BTRU") jointly and severally promise to pay to the order of W. Scott Thompson (the "Thompson" or "Holder") the sum of ONE-HUNDRED SEVENTY-FIVE THOUSAND U.S. Dollars ($175,000 usd). Said sum shall be paid in the manner following:

  1. Payment in certified or readily available funds of $25,000 usd to be deposited in the trust account of Leonard W. Burningham, Esq. on or before close of business, 5:00 PM Pacific Standard Time, December 31, 2001, which shall be in turn paid by Leonard W. Burningham, Esq., Trustee, to the designees of BTRU, solely as directed by W. Scott Thompson

  2. Payment in certified or readily available funds of $75,000 usd to be deposited in the trust account of Leonard W. Burningham, Esq. on or before close of business, 5:00 PM Pacific Standard Time, March 1, 2002, which shall be in turn paid by Leonard W. Burningham, Esq., Trustee, to the designees of BTRU, solely as directed by W. Scott Thompson

  3. Payment in certified or readily available funds of $75,000 usd to be deposited in the trust account of Leonard W. Burningham, Esq. on or before close of business, 5:00 PM Pacific Standard Time, June 1, 2002, which shall be in turn paid by Leonard W. Burningham, Esq., Trustee, to the designees of BTRU, solely as directed by W. Scott Thompson

All payments shall be first applied to principal.

This note may be prepaid, at any time, in whole or in part, without penalty.

This Promissory Note can be assigned as directed by W. Scott Thompson upon closing of the Agreement and Plan of Reorganization among and between Global Starlink Holdings, Inc., a Cayman Islands, BWI corporation ("GSL"), the GSL sole stockholder, Allstate Development Ltd., a Hong Kong business entity (the "GSL Stockholder"), and BTRU (the "Plan").

The Promissory Note obligation can be assumed with the mutual consent of BTRU and W. Scott Thompson of Bethurum. Such consent shall not be unreasonably withheld.

This note shall at the option of any holder hereof be immediately due and payable upon the occurrence of any of the following:

  1. Failure to make any payment due hereunder within 10 days of its due date.

  2. Breach of any condition of any security interest, mortgage, pledge agreement or guarantee granted as collateral security for this note.

  3. Breach of any condition of any security agreement or mortgage, if any, having a priority over any security agreement or mortgage on collateral granted, in whole or in part, as collateral security for this note.

  4. Upon the death, dissolution or liquidation of any of the undersigned, or any endorser, guarantor or surety hereto.

  5. Upon the filing be any of the undersigned of an assignment for the benefit of creditors, bankruptcy, or for relief under any provisions of the Bankruptcy Code; or by suffering an involuntary petition in bankruptcy or receivership not vacated within thirty days.

In the event BTRU fails to make a timely scheduled payment to Thompson, BTRU shall pay liquidated damages of $15,000 which shall be payable with the next scheduled payment. In the event BTRU misses a second consecutive payment, Thompson shall have the right to foreclose on BTRU or to receive additional liquidated damages from BTRU in the amount of $30,000. In the event that the current Board of Directors of BTRU forecloses on BTRU, the current Board of Directors shall receive the greater of (i)(a) the number of shares outstanding less 1,600,750 shares multiplied by (b) payments made by BTRU divided by $500,000 or (ii) shares consisting of 51% of the issued and outstanding shares of BTRU whichever is greater.

The $175,000 shall pay Thompson (i) non-accountable expenses including but not limited to, costs accrued in the reinstatement and maintenance of the BTRU's corpus; any and all outstanding obligations of BTRU pre-Plan, legal, accounting, management and other professional fees and costs incurred by BTRU pursuant to the Plan determined by the current Board of Directors in its sole discretion, (ii) BTRU's current Board of Directors for their representations, warranties, and indemnifications, as to BTRU having no material liabilities, parenthetical, contingent or real at Closing of the Agreement and Plan of Reorganization among and between BTRU and GSL and the GSL Stockholder.

If is understood by the Parties that Leonard W. Burningham, Esq. shall nave no liability by reason of acting as Escrow Agent except for acts of malfeasance or intentional wrongdoing and will act only in good faith and pursuant to the written instructions of the current Board of Directors of BTRU.

In the event this note shall be in default, and placed with an attorney for collection, then the undersigned agree to pay all reasonable attorney fees and costs of collection. Payments not made within five days of due date shall be subject to a late charge of ten percent (10%) of said payment. All payments hereunder shall be made to such address as may from time to time be designated by any holder hereof.

The undersigned and all other parties to this note, whether as endorsers, guarantors or sureties, agree to remain fully bound hereunder until this note shall be fully paid and waive demand, presentment and protest and all notices thereto, and further agree to remain bound, notwithstanding any extension, modification, waiver, or other indulgence by any holder or upon the discharge or release of any obligor hereunder or to this note, or upon the exchange, substitution, or release of any collateral granted as security for this note. No modification or indulgence by any holder hereof shall be binding unless in writing; and any indulgence on any one occasion shall not be an indulgence for any other of future occasion. Any modification or change of terms, hereunder granted by any holder hereof, shall be valid and binding upon each of the undersigned, notwithstanding the acknowledgment of any of the undersigned, and each of the undersigned does hereby irrevocably grant to each of the others a power of attorney to enter into any such modification on their behalf. The rights of any holder hereof shall be cumulative and not necessarily successive. This note shall take effect as a sealed instrument and shall be construed, governed and enforced in accordance with the laws of the State of Utah.

                                 Undersigned,
                                 BETHURUM LABORATORIES, LTD.



     Dated: 12/20/01                    /S/W. A. Silvey, Jr.
                                        By: W. A. Silvey, Jr., President

                            EXHIBIT C

                   BETHURUM LABORATORIES, LTD.

                   AUDITED FINANCIAL STATEMENTS

                       FOR THE YEARS ENDED

                    DECEMBER 31, 2000 and 1999

                   BETHURUM LABORATORIES, INC.
                  (A Development Stage Company)

                       FINANCIAL STATEMENTS

                        December 31, 2000

                         C O N T E N T S


Independent Auditors' Report . . . . . . . . . . . . . . . . . . . . .  3

Balance Sheet. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4

Statements of Operations . . . . . . . . . . . . . . . . . . . . . . .  5

Statements of Stockholders' Equity (Deficit) . . . . . . . . . . . . .  6

Statements of Cash Flows . . . . . . . . . . . . . . . . . . . . . . .  9

Notes to the Financial Statements. . . . . . . . . . . . . . . . . . . 10

INDEPENDENT AUDITORS' REPORT

The Board of Directors
Bethurum Laboratories, Inc.
(A Development Stage Company)
Salt Lake City, Utah

We have audited the accompanying balance sheet of Bethurum Laboratories, Inc., (a development stage company), as of December 31, 2000 and the related statements of operations, stockholders' equity (deficit), and cash flows for the years ended December 31, 2000 and 1999 and for the period from inception on April 22, 1983 through December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bethurum Laboratories, Inc. (a development stage company), as of December 31, 2000 and the results of its operations and its cash flows for the years ended December 31, 2000 and 1999 and for the period from inception on April 22, 1983 through December 31, 2000 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is a development stage company with no significant operating results to date, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




HJ & Associates, LLC
Salt Lake City, Utah
March 29, 2000

                   BETHURUM LABORATORIES, INC.
                  (A Development Stage Company)
                          Balance Sheet

                              ASSETS


                                                             December 31,
                                                              2000
CURRENT ASSETS

  Cash                                               $             -

     Total Current Assets                                          -

     TOTAL  ASSETS                                   $             -

          LIABILITIES AND STOCKHOLDERS EQUITY (DEFICIT)

CURRENT LIABILITIES

  Accounts payable                                   $              3,007

      Total Liabilities                                             3,007

STOCKHOLDERS' EQUITY (DEFICIT)

  Common stock; authorized 100,000,000 common
  shares at $0.001 par value; 3,300,750
  shares issued and outstanding                                     3,301
  Additional paid-in capital                                      346,174
  Subscription receivable                                        (100,000)
  Deficit accumulated during development stage                   (252,482)

     Total Stockholders' Equity (Deficit)                          (3,007)

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)      $    -

                   BETHURUM LABORATORIES, INC.
                  (A Development Stage Company)
                     Statements of Operations
                                                                  From
                                                             Inception on
                                                               April 22,
                                   For the Years Ended       1983 Through
                                       December 31,           December 31,
                                   2000            1999          2000
REVENUES                           $        -    $        -  $        -

EXPENSES

  General and administrative          244,787         4,404     288,727

   Total Expenses                     244,787         4,404     288,727

LOSS FROM OPERATIONS                 (244,787)       (4,404)   (288,727)

OTHER (EXPENSE) INCOME

  Other income                         40,000             -      40,000
  Interest expense                          -        (1,647)     (3,755)

   Total Other (Expense) Income        40,000        (1,647)     36,245

NET LOSS                           $ (204,787)   $   (6,051)  $(252,482)

BASIC AND DILUTED LOSS PER SHARE   $    (0.10)   $    (0.02)

WEIGHTED AVERAGE NUMBER OF
 SHARES OUTSTANDING                 1,970,832       350,750

                   BETHURUM LABORATORIES, INC.
                     (A Development Company)
           Statements of Stockholders' Equity (Deficit)
      From Inception on April 22, 1983 to December 31, 2000

                                                                    Deficit
                                                                  Accumulated
                                           Additional    Stock     During the
                        Common Stock        Paid-in   Subscription Development
                      Shares       Amount   Capital    Receivable     Stage
Balance on inception         -    $    -     $      -  $      -   $        -


Issuance of common
 stock for cash at
 inception at
 approximately $.05
 per share                30,000        30      1,470         -            -


Issuance of common
 stock for cash at
 $0.06 per share         250,000       250     14,750         -            -

Common stock issued
 during
 reorganization
 agreement            1,000,000     1,000      (1,000)        -            -


Cancellation of
 common stock
 from divestiture
 agreement             (975,000)     (975)        975         -            -


Net loss from
 inception on
 April 22, 1983
 through
 December 31, 1986          -          -            -         -       (18,049)

Balance,
 December 31, 1986      305,000       305      16,195         -            -

Net loss for
 the year ended
 December 31, 1987          -          -            -         -          (124)

Balance,
 December 31, 1987      305,000       305      16,195         -       (18,173)

Net loss for
 the year ended
 December 31, 1988          -          -            -         -          (134)

Balance,
 December 31, 1988      305,000       305      16,195         -       (18,307)

Net loss for
 the year ended
 December 31, 1989          -          -            -         -          (144)

Balance,
 December 31, 1989      305,000       305      16,195         -       (18,451)

Net loss for
 the year ended
December 31, 1990           -          -            -         -          (156)

Balance,
 December 31, 1990      305,000    $  305    $ 16,195    $    -     $ (18,607)

Net loss for
 the year ended
 December 31, 1991          -          -            -         -          (169)

Balance,
 December 31, 1991      305,000       305      16,195         -       (18,776)

Net loss for
 the year ended
 December 31, 1992          -          -            -         -          (182)

Balance,
 December 31, 1992      305,000       305      16,195         -       (18,958)

Net loss for
 the year ended
 December 31, 1993          -          -            -         -          (196)

Balance,
 December 31, 1993      305,000       305      16,195         -       (19,154)

Net loss for
 the year ended
 December 31, 1994          -          -            -         -          (213)

Balance,
 December 31, 1994      305,000       305      16,195         -       (19,367)

Net loss for
 the year ended
 December 31, 1995          -          -            -         -          (229)

Balance,
 December 31, 1995      305,000       305      16,195         -       (19,596)

Expenses paid
 on the Company's
 behalf                     -          -          473         -             -


Net loss for
 the year ended
 December 31, 1996          -          -            -         -        (6,385)

Balance,
 December 31, 1996      305,000       305      16,668         -       (25,981)

Expenses paid on
 the Company's
 behalf                     -          -        3,167         -             -

Net loss for
 the year ended
 December 31, 1997          -          -            -         -          (422)

Balance,
 December 31, 1997      305,000    $  305  $   19,835   $     -    $  (26,403)

Expenses paid on
 the Company's
 behalf                     -          -        1,218         -             -


Common stock issued
 for services at
 $0.10 per share         45,750        46       4,529         -             -


Net loss for
 the year ended
 December 31, 1998          -         -           -           -       (15,241)

Balance,
 December 31, 1998      350,750       351      25,582         -       (41,644)

Expenses paid
 on the Company's
 behalf (unaudited)         -         -         5,754         -             -


Net loss for
 the year
 ended December
 31, 1999                   -         -             -         -        (6,051)

Balance,
 December 31, 1999      350,750   $   351   $  31,336    $    -     $ (47,695)

Expenses paid on
Company's behalf            -         -         5,288         -            -

Common stock issued for
cash at $0.01 per
share                 1,250,000     1,250      11,250         -            -

Common stock issued
for cash at $0.12 per
share                 1,700,000     1,700     298,300    (100,000)         -

Net loss for the year
ended December 31,
2000                        -         -             -         -      (204,787)

Balance, December 31,
2000                  3,300,750   $ 3,301   $ 346,174   $(100,000)  $(252,482)

                   BETHURUM LABORATORIES, INC.
                  (A Development Stage Company)
                     Statements of Cash Flows
                                                                  From
                                                             Inception on
                                                               April 22,
                                   For the Years Ended       1983 Through
                                       December 31,           December 31,
                                   2000            1999          2000
CASH FLOWS FROM  OPERATING ACTIVITIES

  Net loss                              $   (204,787) $ (6,051)   $ (252,482)
  Adjustments to reconcile net loss to
   net cash (used) by operating activities:
   Common stock issued for services              -         -           4,575
  Changes in operating assets and
   liabilities:
   Increase (decrease) in accounts payable   (11,354)   (1,350)        3,007
   Increase (decrease) in accrued interest    (1,647)    1,647           -

           Net Cash (Used) by Operating
           Activities                       (217,788)   (5,754)     (244,900)

CASH FLOWS FROM INVESTING ACTIVITIES             -         -             -

CASH FLOWS FROM FINANCING ACTIVITIES

  Issuance of common stock                   212,500       -         229,000
  Additional paid-in capital                   5,288     5,754        15,900

           Net Cash Provided by Financing
           Activities                        217,788     5,754       244,900

NET INCREASE IN CASH                             -         -             -

CASH AT BEGINNING OF PERIOD                      -         -             -

CASH AT END OF PERIOD                      $     -    $    -      $      -

CASH PAID FOR:

  Interest                                 $     -    $    -      $      -
  Income taxes                             $     -    $    -      $      -

SCHEDULE OF NON-CASH FINANCING ACTIVITIES

  Common stock issued for services         $     -    $    -      $    4,575

                   BETHURUM LABORATORIES, INC.
                  (A Development Stage Company)
                  Notes the Financial Statements
                    December 31, 2000 and 1999


NOTE 1 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       a.  Organization

       The financial statements presented are those of Bethurum Laboratories, Inc., (a development stage company). The Company was incorporated in the State of Utah on April 22, 1983 under the name Lion Resources, Inc. The Company was incorporated for the purpose of seeking business opportunities by mergers, acquisitions and/or asset purchases. The Company has redomiciled to the British Virgin Islands.

       On October 24, 1983, the Company acquired 100% of the outstanding stock of Bethurum Laboratories, Inc. (a Texas corporation) (BLI) through the issuance of 10,000,000 shares of its restricted common stock. In connection with the acquisition, the Company changed its name to Bethurum Laboratories, Inc. on October 27, 1983. In January 1985, the acquisition agreement was canceled due to non-performance of BLI. Ownership of BLI was returned to its former shareholders, and the shares issued by the Company in connection with the acquisition were canceled with the exception of 250,000 shares which were not returned.

       On October 24, 1983 and in conjunction with the reorganization agreement the Company's shareholders approved a forward split agreement, whereby the outstanding common shares were exchanged at a rate of 1.6667 shares for every 1 share outstanding. This increased the outstanding shares to 2,500,000 immediately prior to the reorganization agreement.

       On July 31, 2000 management approved a 1 for 10 reverse split of its outstanding common stock. All references to shares outstanding and losses per share have been retroactively restated.

       b.  Accounting Method

       The Company's financial statements are prepared using the accrual method of accounting. The Company has selected a December 31 year end.

       c.  Basic Loss Per Common Share

       Basic loss per common share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

                   BETHURUM LABORATORIES, INC.
                  (A Development Stage Company)
                  Notes the Financial Statements
                    December 31, 2000 and 1999


NOTE 1 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

       d.  Provision for Taxes

       At December 31, 2000, the Company had net operating loss carryforwards of approximately $250,000 that may be offset against future taxable income through 2020. No tax benefits has been reported in the financial statements, because the potential tax benefits of the net operating loss carry forwards are offset by a valuation allowance of the same amount.

       The income tax benefit differs from the amount computed at federal statutory rates of approximately 38% as follows:

                                                For the Years Ended
                                                   December 31,
                                                2000           1999


  Income tax benefit at statutory rate    $       77,819   $    2,299
  Change in valuation allowance                  (77,819)      (2,299)

                                          $          -     $      -

  Deferred tax assets (liabilities) are comprised of the following:

                                                For the Years Ended
                                                   December 31,
                                                2000           1999


  Income tax benefit at statutory rate    $       95,943   $   18,124
  Change in valuation allowance                  (95,943)     (18,124)

                                          $          -     $      -

  Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in the future.

  d.  Cash Equivalents

  The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

  e.  Cash Equivalents

  The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

                   BETHURUM LABORATORIES, INC.
                  (A Development Stage Company)
                  Notes the Financial Statements
                    December 31, 2000 and 1999


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

  f.  Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

NOTE 2 - GOING CONCERN

  The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. It is the intent of the Company to seek a merger with an existing, operating company.

NOTE 3 - MATERIAL EVENTS

  Effective July 19, 2000, pursuant to a Securities Purchase Agreement (the Benchmark Agreement) with Benchmark Merchant Partners, LC ("Benchmark"), Bethurum Laboratories, Inc., a Utah corporation ("Bethurum"), offered and sold an aggregate of 2,950,000 shares of its "restricted securities" (common stock) for an aggregate of $312,500, $100,000 of which was represented by a promissory note. 1,250,000 of these shares were sold at $0.01 per share to persons who had assisted Bethurum since the recommencement of its development stage approximately three years ago (the "Consulting Group"); and 1,700,000 of these shares were issued at $0.12 per share to Benchmark, an entity believed by Bethurum's management to be capable of assisting Bethurum in acquiring businesses engaged in the industries encompassed by its new Business Plan.

  Substantially all of the funds ($312,500), net of offering expenses, will be expended for payment of services and outstanding liabilities, past and present, and current legal and accounting expenses of Bethurum.

                    BETHURUM LABORATORIES, INC.
                  (A Development Stage Company)
                  Notes the Financial Statements
                    December 31, 2000 and 1999


NOTE 3 - MATERIAL EVENTS (Continued)

  In addition, the Benchmark Agreement provided that: (i) all 1,700,000 shares issued to Benchmark would be pledged to secure payment of the $100,000 promissory note of Benchmark that was executed and delivered to Bethurum as partial payment of the purchase price of the 1,700,000 shares, and which promissory note is due and payable on the earlier of the completion of an Agreement and plan of Reorganization (the "Acquisition Agreement") with a wireless telecommunications network company serving developing foreign markets with strong growth potential and limited competition that has annual revenues of no less than $50,000,000 USD, earnings before interest, taxes, depreciation and amortization of no less than $12,500,000 USD and stockholders' equity of not less than $10,000,000 USD *the "Suitable Reorganization Candidate"); (ii) if the Acquisition Agreement is not completed by December 31, 2000, the 1,700,000 shares issued to benchmark shall be canceled to Bethurum's treasury, the promissory note will be canceled and Bethurum will pay Benchmark the sum of $75,000, retaining the $125,000 balance of the purchase price of the 1,700,000 shares as liquidated damages; (iii) all 2,950,000 shares issued were accorded "registration rights" providing for the filing of a registration statement covering such securities and all securities heretofore issued by Bethurum during any period when it may have been deemed to have been a "shell" company within 45 days of the completion of the Acquisition Agreement.

  As of December 31, 2000, the promissory note with Benchmark was not received. The 1,700,000 shares issued to Benchmark were still outstanding. A total amount of $240,000 was retained by the Company, which represents $200,000 paid through stock issuance and $40,000 used to cover legal expenses and costs.

  The Company is still in negotiations with Benchmark to finalize the agreement.

                           EXHIBIT C-1

                   BETHURUM LABORATORIES, LTD.

                  UNAUDITED FINANCIAL STATEMENTS

                      FOR THE PERIOD ENDED

                        SEPTEMBER 30, 2001

                   BETHURUM LABORATORIES, INC.
                  (A Development Stage Company)

                       FINANCIAL STATEMENTS

            September 30, 2001 and December 31, 2000

                   BETHURUM LABORATORIES, INC.
                  (A Development Stage Company)
                          Balance Sheets

                              ASSETS


                                              September 30,  December 31,
                                                   2001          2000
                                                 (Unaudited)
CURRENT ASSETS

  Cash                                             $    -      $    -
                                                   ----------- -----------
     Total Current Assets                               -           -
                                                   ----------- -----------
     TOTAL  ASSETS                                 $    -      $    -
                                                   =========== ===========

          LIABILITIES AND STOCKHOLDERS EQUITY (DEFICIT)

CURRENT LIABILITIES

  Accounts payable                                 $    19,077 $     3,007
                                                   ----------- -----------
      Total Liabilities                                 19,077       3,007
                                                   ----------- -----------
STOCKHOLDERS' EQUITY (DEFICIT)

  Common stock; authorized 100,000,000 common
  shares at $0.001 par value; 3,300,750 shares
  issued and outstanding                                 3,301       3,301
  Additional paid-in capital                           347,089     346,174
  Subscription receivable                             (100,000)   (100,000)
  Deficit accumulated during development stage        (269,467)   (252,482)
                                                   -----------  ----------
     Total Stockholders' Equity (Deficit)              (19,077)     (3,007)
                                                   -----------  ----------
     TOTAL LIABILITIES AND STOCKHOLDERS'
     EQUITY (DEFICIT)                              $    -       $    -
                                                   ===========  ==========

The accompanying notes are an integral part of these financial statements.

                   BETHURUM LABORATORIES, INC.
                  (A Development Stage Company)
                     Statements of Operations
                           (Unaudited)

                                                                    From
                                                                 Inception on
                                 For the          For the         October 9,
                           Nine Months Ended Three Months Ended 1968 Through
                             September 30,     September 30,     September 30,

                            2001        2000    2001       2000      2001
REVENUES                   $     -   $     -   $    -   $     -   $       -
                           --------- --------- -------- --------- ----------
EXPENSES

General and administrative    16,985   218,941    1,426   213,485    305,712
                           --------- --------- -------- --------- ----------
    Total Expenses            16,985   218,941    1,426   213,485    305,712
                           --------- --------- -------- --------- ----------
LOSS FROM OPERATIONS         (16,985) (218,941)  (1,426) (213,485)  (305,712)
                           --------- --------- -------- --------- ----------
OTHER (EXPENSE) INCOME

  Other income                   -         -        -         -       40,000
  Interest expense               -         -        -         -       (3,755)
                           --------- --------- -------- --------- ----------
    Total Other (Expense)
    Income                       -         -        -         -       36,245
                           --------- --------- -------- --------- ----------
NET LOSS                   $ (16,985)$(218,941)$ (1,426)$(213,485)$ (269,467)
                           ========= ========= ======== ========= ==========
BASIC AND DILUTED LOSS PER
 SHARE                     $   (0.00)$   (0.23)$  (0.00)$   (0.12)
                           ========= ========= ======== =========
WEIGHTED AVERAGE NUMBER OF
 SHARES OUTSTANDING        3,300,750   964,800 3,300,750 1,825,750
                           ========= ========= ========= =========

The accompanying notes are an integral part of these financial statements

                   BETHURUM LABORATORIES, INC.
                     (A Development Company)
           Statements of Stockholders' Equity (Deficit)
     From Inception on April 22, 1983 to September 30, 2001

                                                                    Deficit
                                                                  Accumulated
                                           Additional    Stock     During the
                        Common Stock        Paid-in   Subscription Development
                      Shares       Amount   Capital    Receivable     Stage
Balance on inception         -    $    -     $      -  $      -   $        -

Issuance of common
 stock for cash at
 inception at
 approximately $.05
 per share                30,000        30      1,470         -            -

Issuance of common
 stock for cash at
 $0.06 per share         250,000       250     14,750         -            -

Common stock issued
 during
 reorganization
 agreement            1,000,000     1,000      (1,000)        -            -

Cancellation of
 common stock
 from divestiture
 agreement             (975,000)     (975)        975         -            -

Net loss from
 inception on
 April 22, 1983
 through
 December 31, 1986          -          -            -         -       (18,049)

Balance,
 December 31, 1986      305,000       305      16,195         -       (18,049)

Net loss for
 the year ended
 December 31, 1987          -          -            -         -          (124)

Balance,
 December 31, 1987      305,000       305      16,195         -       (18,173)

Net loss for
 the year ended
 December 31, 1988          -          -            -         -          (134)

Balance,
 December 31, 1988      305,000       305      16,195         -       (18,307)

Net loss for
 the year ended
 December 31, 1989          -          -            -         -          (144)

Balance,
 December 31, 1989      305,000       305      16,195         -       (18,451)

Net loss for
 the year ended
December 31, 1990           -          -            -         -          (156)

Balance,
 December 31, 1990      305,000    $  305    $ 16,195    $    -     $ (18,607)

The accompanying notes are an integral part of these financial statements.
                                4

                   BETHURUM LABORATORIES, INC.
                     (A Development Company)
           Statements of Stockholders' Equity (Deficit)
     From Inception on April 22, 1983 to September 30, 2001

                                                                    Deficit
                                                                  Accumulated
                                           Additional    Stock     During the
                        Common Stock        Paid-in   Subscription Development
                      Shares       Amount   Capital    Receivable     Stage

Balance, December 31,
1990                    305,000       305      16,195         -     $ (18,607)

Net loss for
 the year ended
 December 31, 1991          -          -            -         -          (169)

Balance,
 December 31, 1991      305,000       305      16,195         -       (18,776)

Net loss for
 the year ended
 December 31, 1992          -          -            -         -          (182)

Balance,
 December 31, 1992      305,000       305      16,195         -       (18,958)

Net loss for
 the year ended
 December 31, 1993          -          -            -         -          (196)

Balance,
 December 31, 1993      305,000       305      16,195         -       (19,154)

Net loss for
 the year ended
 December 31, 1994          -          -            -         -          (213)

Balance,
 December 31, 1994      305,000       305      16,195         -       (19,367)

Net loss for
 the year ended
 December 31, 1995          -          -            -         -          (229)

Balance,
 December 31, 1995      305,000       305      16,195         -       (19,596)

Expenses paid
 on the Company's
 behalf                     -          -          473         -             -

Net loss for
 the year ended
 December 31, 1996          -          -            -         -        (6,385)

Balance,
 December 31, 1996      305,000       305      16,668         -       (25,981)

Expenses paid on
 the Company's
 behalf                     -          -        3,167         -             -

Net loss for
 the year ended
 December 31, 1997          -          -            -         -          (422)

Balance,
 December 31, 1997      305,000    $  305  $   19,835   $     -    $  (26,403)

The accompanying notes are an integral part of these financial statements.
                                5

                   BETHURUM LABORATORIES, INC.
                     (A Development Company)
           Statements of Stockholders' Equity (Deficit)
     From Inception on April 22, 1983 to September 30, 2001

                                                                    Deficit
                                                                  Accumulated
                                           Additional    Stock     During the
                        Common Stock        Paid-in   Subscription Development
                      Shares       Amount   Capital    Receivable     Stage

Balance, December 31,
1997                    305,000    $  305     $19,835   $     -   $   (26,403)

Expenses paid on
 the Company's
 behalf                     -          -        1,218         -             -

Common stock issued
 for services at
 $0.10 per share         45,750        46       4,529         -             -

Net loss for
 the year ended
 December 31, 1998          -         -           -           -       (15,241)

Balance,
 December 31, 1998      350,750       351      25,582         -       (41,644)

Expenses paid
 on the Company's
 behalf                     -         -         5,754         -             -

Net loss for
 the year
 ended December
 31, 1999                   -         -             -         -        (6,051)

Balance,
 December 31, 1999      350,750   $   351   $  31,336    $    -     $ (47,695)

Expenses paid on
Company's behalf            -         -         5,288         -            -

Common stock issued for
cash at $0.01 per
share                 1,250,000     1,250      11,250         -            -

Common stock issued
for cash at $0.12 per
share                 1,700,000     1,700     298,300    (100,000)         -

Net loss for the year
ended December 31,
2000                        -         -             -         -      (204,787)

Balance, December 31,
2000                  3,300,750   $ 3,301   $ 346,174   $(100,000)  $(252,482)

Expenses paid on
Company's behalf
(unaudited)                 -         -           915         -            -

Net loss for the nine
months ended September 30,
2001 (unaudited)            -         -             -         -       (16,985)

Balance, September 30,
 2001 (unaudited)     3,300,750   $ 3,301   $ 347,089   $(100,000)  $(269,467)

The accompanying notes are an integral part of these financial statements.

                   BETHURUM LABORATORIES, INC.
                  (A Development Stage Company)
                     Statements of Cash Flows
                           (Unaudited)
                                                                   From
                                                                Inception on
                                                                 April 22,
                                     For the Nine Months Ended  1983 Through
                                          September 30,         September 30,
                                         2001           2000        2001
CASH FLOWS FROM  OPERATING ACTIVITIES

  Net loss                               $ (16,985)    $(218,941) $  (269,467)
  Adjustments to reconcile net loss to
   net cash (used) by operating activities:
   Common stock issued for services            -             -          4,575
  Changes in operating assets and
   liabilities:
   Increase (decrease) in accounts payable  16,070         1,153       19,077

                                         ---------      ---------  -----------
       Net Cash (Used) by Operating
       Activities                             (915)      (217,788)   (245,815)

CASH FLOWS FROM INVESTING ACTIVITIES           -             -            -
                                         ---------      ---------  ----------
CASH FLOWS FROM FINANCING ACTIVITIES

  Issuance of common stock                     -          212,500     229,000
  Additional paid-in capital                   915          5,288      16,815
                                        ----------      ---------  ----------
       Net Cash Provided by Financing
       Activities                              915        217,788     245,815
                                        ----------      ---------  ----------
NET INCREASE IN CASH                           -             -            -

CASH AT BEGINNING OF PERIOD                    -             -            -
                                        ----------      ---------  ----------
CASH AT END OF PERIOD                   $      -        $    -     $      -
                                        ==========      =========  ==========
CASH PAID FOR:

  Interest                               $     -        $    -      $     -
  Income taxes                           $     -        $    -      $     -

SCHEDULE OF NON-CASH FINANCING
 ACTIVITIES:

  Common stock issued for services       $     -        $    -      $   4,575

The accompanying notes are an integral part of these financial statements.

                   BETHURUM LABORATORIES, INC.
                  (A Development Stage Company)
                  Notes the Financial Statements
           September 30, 2001 and December 31, 2000


NOTE 1 -  BASIS OF FINANCIAL STATEMENT PRESENTATION

       The accompanying unaudited condensed consolidated financial statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted in accordance with such rules and regulations. The information furnished in the interim condensed consolidated financial statements include normal recurring adjustments and reflects all adjustments, which, in the opinion of management, are necessary for a fair presentation of such financial statements. Although management believes the disclosures and information presented are adequate to make the information not misleading, it is suggested that these interim condensed consolidated financial statements be read in conjunction with the Company's most recent audited financial statements and notes thereto included in its December 31, 2000 Annual Report on Form 10-KSB. Operating results for the nine months ended September 30, 2001 are not necessarily indicative of the results that may be expected for the year ending December 31, 2001.

NOTE 2 -  GOING CONCERN

       The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. It is the intent of the Company to seek a merger with an existing, operating company.

                            EXHIBIT D


          None, except Exhibits B and B-1, as outlined in Section 1.9.

                            EXHIBIT E


                 GLOBAL STARLINK GROUP, INC. AND
                   COAST DRAPERY SERVICE, INC.

           UNAUDITED BALANCE SHEET AND INCOME STATEMENT

                        FOR THE YEAR ENDED

                          MARCH 31, 2001

               Richard C. Hanseen, CPA (letterhead)



To The Board of Directors
COAST DRAPERY SERVICE, INC.
Las Vegas, NV


I have compiled the accompanying balance sheet of COAST DRAPERY SERVICE, INC. as of March 31, 2001, and the related statement of income for the one year then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

A compilation is limited to presenting in the form of financial statements information that is the representation of management. I have not audited or reviewed the accompanying financial statements and accordingly, do not express an opinion or any other form of assurance on them.

Management has elected to omit substantially all of the disclosures and the statement of cash flows required by generally accepted accounting principles. If the omitted disclosures were included in the financial statements, they might influence the user's conclusions about the Company's financial position, results of operations, and cash flows. Accordingly, these financial statements are not designed for those who are not informed about such matters.

/s/Richard C. Hanseen
Richard C. Hanseen
May 15, 2001

COAST DRAPERY SERVICE, INC.

BALANCE SHEET

March 31, 2001

ASSETS

CURRENT ASSETS
     Cash and cash equivalents                         $  337,059
     Accounts Receivable           $1,144,657
     Less: Allowance for bad debts          (17,170)
                                          ----------
                                                   1,127,487
     Employee Advances                                      8,200
     Interco-Sobel-Westex                               1,268,465
     Inventory                                       449,216
                                                            ----------
          Total current assets                             3,180,427

FIXED ASSETS
     Equipment                         82,957
     Vehicles                         103,422
     Leasehold improvements                  6,931
                                          ----------
                                      193,310
     Accumulated depreciation               (85,843)
                                          ----------
          Total fixed assets                         107,467

OTHER ASSETS
     Cash surrender value                   33,064
     Prepaid expenses                       11,444
                                          ----------
            Total other assets                             44,508
                                                  ----------

          Total assets                            $3,332,402
                                                  ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

     Customer deposits                       $393,734
     Accounts payable                         227,423
     Accrued workers compensation                 733
     Accrued Union fees                           163
     Accrued vacation                          10,384
     Sales tax payable                         32,318
     Accrued bonus                             75,000
     Accrued federal income tax               348,655
                                             --------

               Total current liabilities                  $1,088,409

STOCKHOLDERS' EQUITY
          Common stock                       $ 53,145
     Retained Earnings                      1,595,141
     Current net income(loss)                 595,707
                                            ---------
               Total stockholders' equity                  2,243,993
                                                           ----------
               Total liabilities and stockholders' equity $3,332,402
                                                           ==========


See accountant's compilation report.

COAST DRAPERY SERVICE, INC.

INCOME STATEMENT

March 31, 2001

                                               Current Month      One Year
                                              March 31, 2001   March 31, 2001
INCOME
     Sales-Wholesale                           $  22,787      $ 1,894,341
     Sales-Retail                                451,751        5,047,127
                                                ---------      -----------
          Total Sales                          $ 474,538      $ 6,941,468

ADJUSTMENTS
     Miscellaneous income                        (24,725)         (22,631)
     Bad Debts                                       148          (10,998)
                                                ---------      -----------
            Total adjustments                     (24,725)         (33,629)
                                                ---------      -----------
          Net Income                             449,961        6,907,839
                                               ---------      -----------

COST OF SALES
     Outside labor                                 9,000           99,542
     Subcontractors                              121,647        2,296,533
     Supplies                                    235,818        2,019,529
     Commissions                                       0           23,327
     Reimbursed expenses                           1,397            8,143
     Freight                                       6,041          113,830
                                                --------      -----------
          Total cost of sales                    373,903        4,560,904
                                                --------      -----------
          Gross Profit                          $ 76,058      $ 2,346,935

OPERATING EXPENSES                                85,000        1,360,883
                                                --------      -----------
          Net income (loss) from operations       (8,942)         986,052
                                                --------      -----------
OTHER (INCOME) AND EXPENSES
     Interest income                              (1,049)         (20,275)
     Fines and penalties                             510              510
     Officers life insurance                       1,138            8,850
     Bonus expense                               (44,751)          75,000
     Gain/loss on sale of asset                        0            2,933
     Other income                                      0           (2,416)
                                                --------      -----------
          Total other (income) expense           (44,152)          64,602
                                                --------      -----------
NET INCOME (LOSS) BEFORE TAXES                    35,210          921,450
                                                --------      -----------
PROVISION FOR INCOME TAXES
     Federal income tax                           29,054          325,743
                                                --------      -----------
          Net income (loss)                     $ 64,264      $   595,707
                                                ========      ===========
See accountant's compilation report.

To The Board of Directors
COAST DRAPERY SERVICE, INC.
Las Vegas, Nevada


My report on my compilation of the accompanying balance sheet of COAST DRAPERY SERVICE, INC. as of March 31, 2001, and the related statement of income for the one year then ended, appears on page 2. The information on page S-2 of this report is presented only for purposes of additional analysis and has been compiled by me in accordance with the Statement on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

A compilation is limited to presenting in the form of financial statements information that is the representation of management. I have not audited or reviewed such information and accordingly, do not express an opinion or any other form of assurance on them.


/s/Richard C. Hanseen
May 15, 2001

COAST DRAPERY SERVICE, INC.

OPERATING EXPENSES

March 31, 2001
                                               Current Month      One Year
                                              March 31, 2001   March 31, 2001
OPERATING EXPENSES
     Auto and truck                              $  2,919       $   40,222
     Bank fees                                         54               80
     Contributions                                      0            1,710
     Depreciation expense                           1,621           13,909
     Director fees                                 (5,000)         197,511

     Dues and subscriptions                             0              354
     Equipment rental                               2,088           17,405
     Leased employees                              12,398          178,257
     Salaries and wages                            41,334          477,255

     Payroll taxes                                  5,227           68,251
     Insurance                                      6,548           61,964
     Interest expense                                   0            1,462
     Licenses and permits                              25            6,739

     Legal and accounting                           4,477           41,414
     Miscellaneous expenses                         1,706            3,752
     Office Expense                                 1,115            5,864
     Payroll Service fees                             323            4,087

     Postage                                            0              699
     Property Taxes                                     0              280
     Rent                                           8,911           94,575
     Repairs and maintenance                            0            8,796

     Supplies                                           0            4,928
     Telephone expense                                543            9,744
     Travel                                             0           45,888
     Utilities                                        548            5,559
     Union fees                                       163           70,178
                                                  -------       ----------
          Total operating expenses                $85,000       $1,360,883
                                                 =======       ==========
The accountant's supplemental compilation report should be read in connection with this supplemental schedule.

                             EXHIBIT F



          None.

                            EXHIBIT G



American Registrar & Transfer Co.
342 East 900 South
Salt Lake City, Utah 84111

Bethurum Laboratories, Ltd.
6371 Richmond, #200
Houston, Texas 77057

Re: Exchange of shares of Global Starlink Group, Inc., a corporation organized under the laws of the Cayman Islands, BWI ("GSL"), for shares of Bethurum Laboratories, Ltd., a corporation organized under the laws of the British Virgin Islands ("Bethurum" or the "Company")

Dear Ladies and Gentlemen:

          Pursuant to that certain Agreement and Plan of Reorganization (the "Agreement") between the undersigned, GSL and Bethurum, as the duly authorized representative of the undersigned, I acknowledge that I have approved this exchange; that I am aware of all of the terms and conditions of the Agreement; and I represent and warrant that (i) I am an "accredited investor" or, either alone or with the aid of a "purchaser representative" am a "sophisticated investor"; (ii) I understand the "unregistered" and "restricted" nature of the shares or options of Bethurum being received under the Agreement in exchange for the GSL Shares; (iii) I have received and reviewed a copy of any and all material documents regarding the Company, including, but not limited to the Company's 10-KSB Annual Report for the year ended December 31, 2000; and its 10-QSB Quarterly Reports for the quarters ended March 30, 2001, June 30, 2001, and September 30, 2001; (iv) I hereby waive and compromise any pre-emptive rights relating to the prior issuance of shares of any of the GSL Shares; and (v) I hereby compromise and/or waive any claims I have or may have against GSL by reason of the purchase of any securities of GSL prior to the Closing of the Agreement.

          I understand that you have and will make books and records of your Company available to me for my inspection in connection with the contemplated exchange of my shares, and that I have been encouraged to review the information and ask any questions I may have concerning the information of any director or officer of the Company or of the legal and accounting firms for the Company. I understand that the accounting firm for Bethurum is H J & Associates, 50 South Main Street, #1450, Salt Lake City, Utah 84144, Telephone
(801) 328-4408; and that legal counsel for Bethurum is Leonard W. Burningham, Esq., 455 East 5th South, Suite 205, Salt Lake City, Utah 84111, Telephone #801-363-7411.


          I also understand that I must bear the economic risk of ownership of any of the Bethurum shares for a long period of time, the minimum of which will be one (1) year, as these shares are "unregistered" shares and may not be sold unless any subsequent offer or sale is registered with the United States Securities and Exchange Commission or otherwise exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), or other applicable laws, rules and regulations.

          I intend that you rely on all of my representations made herein and those in the personal questionnaire (if applicable) I provided to GSL for use by Bethurum as they are made to induce you to issue me the shares of Bethurum under the Agreement, and I further represent (of my personal knowledge or by virtue of my reliance on one or more personal representatives), and agree as follows, to-wit:

          1. That the shares being acquired are being received for investment purposes and not with a view toward further distribution;

          2. That I have a full and complete understanding of the phrase "for investment purposes and not with a view toward further distribution";

          3. That I understand the meaning of "unregistered shares" and know that they are not freely tradeable;

          4. That any stock certificate issued by you to me in connection with the shares being acquired shall be imprinted with a legend restricting the sale, assignment, hypothecation or other disposition unless it can be made in accordance with applicable laws, rules and regulations;

          5. I agree that the stock transfer records of your Company shall reflect that I have requested the Company not to effect any transfer of any stock certificate representing any of the shares being acquired unless I shall first have obtained an opinion of legal counsel to the effect that the shares may be sold in accordance with applicable laws, rules and regulations, and I understand that any opinion must be from legal counsel satisfactory to the Company and, regardless of any opinion, I understand that the exemption covered by any opinion must in fact be applicable to the shares;

          6. That I shall not sell, offer to sell, transfer, assign, hypothecate or make any other disposition of any interest in the shares being acquired except as may be pursuant to any applicable laws, rules and regulations;

          7. I fully understand that my shares which are being exchanged for shares of the Company are "risk capital," and I am fully capable of bearing the economic risks attendant to this investment, without qualification; and

          8. I also understand that without approval of counsel for Bethurum, all shares of Bethurum to be issued and delivered to me in exchange for my shares of GSL shall be represented by one stock certificate only and which such stock certificate shall be imprinted with the following legend or a reasonable facsimile thereof on the front and reverse sides thereof:

          The shares of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold or otherwise transferred unless compliance with the registration provisions of such Act has been made or unless availability of an exemption from such registration provisions has been established, or unless sold pursuant to Rule 144 under the Act.

          Any request for more than one stock certificate must be accompanied by a letter signed by the requesting stockholder setting forth all relevant facts relating to the request. Bethurum will attempt to accommodate any stockholders' request where Bethurum views the request is made for valid business or personal reasons so long as in the sole discretion of Bethurum, the granting of the request will not facilitate a "public" distribution of unregistered shares of common voting stock of Bethurum.

          You are requested and instructed to issue a stock certificate as follows, to-wit:

          ________________________________________________________
          (Name(s) and Number of Shares)

          ________________________________________________________
          (Address)

          ________________________________________________________
          (City, State and Zip Code)

          Dated this 21 day of December, 2001.

                              Very truly yours,

                              ALLSTATE DEVELOPMENT LTD.


                              By/s/Mai Wong

                              Its Chairman

                            EXHIBIT H

                CERTIFICATE OF OFFICER PURSUANT TO

               AGREEMENT AND PLAN OF REORGANIZATION


          The undersigned, the President of Bethurum Laboratories, Ltd., a corporation organized under the laws of the British Virgin Islands ("Bethurum"), represents and warrants the following as required by the Agreement and Plan of Reorganization (the "Agreement") between Bethurum and Global Starlink Group, Inc., a corporation organized under the laws of the Cayman Islands, BWI ("GSL"), and the sole stockholder of GSL (the "GSL Stockholder"):

          1. That he is the President of Bethurum and has been authorized and empowered by its Board of Directors to execute and deliver this Certificate to GSL and the GSL Stockholder.

          2. Based on his personal knowledge, information, belief and opinions of counsel for Bethurum regarding the Agreement:

              (i) All representations and warranties of Bethurum contained within the Agreement are true and correct;

             (ii) Bethurum has complied with all terms and provisions required of it pursuant to the Agreement; and

            (iii) There have been no material adverse changes in the financial position of Bethurum as set forth in its financial statements for the years ended December 31, 2000 and 1999, and for the period ended September 30, 2001, except as set forth in Exhibit C to the Agreement.


                              BETHURUM LABORATORIES, LTD.


Date: 12/20/01                By/S/William A. Silvey, Jr.
                                   William A. Silvey, Jr., President

                            EXHIBIT I

                CERTIFICATE OF OFFICER PURSUANT TO

               AGREEMENT AND PLAN OF REORGANIZATION


          The undersigned, the Chairman of Global Starlink Group, Inc., a corporation organized under the laws of the Cayman Islands, BWI ("GSL"), represents and warrants the following as required by the Agreement and Plan of Reorganization (the "Agreement") between GSL, the sole stockholder of GSL (the "GSL Stockholder") and Bethurum Laboratories, Ltd., a corporation organized under the laws of the British Virgin Islands ("Bethurum"):

          1. That he is the CEO of GSL and has been authorized and empowered by its Board of Directors to execute and deliver this Certificate to Bethurum.

          2.   Based on his personal knowledge, information, belief:

              (i) All representations and warranties of GSL contained within the Agreement are true and correct;

             (ii) GSL has complied with all terms and provisions required of it pursuant to the Agreement; and

            (iii) There have been no material adverse changes in the financial position of GSL as set forth in its unaudited balance sheet and income statement for the period ended March 31, 2001, except as set forth in Exhibit E to the Agreement.


                              GLOBAL STARLINK GROUP, INC.


Date: 12/21/2001                   By/S/Mai Wong
                                    Mai Wong, Chairman